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                                                                    Exhibit 10.2

                              ONESOFT CORPORATION
                            1505 Farm Credit Drive
                            McLean, Virginia 22102

                                 March 7, 2000

James W. MacIntyre, IV

     Employment Agreement
     --------------------

Dear Jim:

This letter is to confirm our understanding and agreement with respect to (i) your employment by OneSoft Corporation (the "Company") for the period from and after the date of execution of this agreement (the "Effective Date"), (ii) your agreement to protect and preserve information and property which is confidential and proprietary to the Company, and (iii) your agreement not to compete with the Company (the terms and conditions set forth in this letter shall hereinafter be referred to as this "Agreement"). In consideration of the mutual promises and covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Company and you have agreed as follows:

1.  Employment.  The Company shall continue to employ you, and you agree to
    ----------
continue to be employed by the Company, as Chief Executive Officer ("CEO") of the Company, and you agree to perform the services and responsibilities consistent with such office, and such other services and responsibilities as may be prescribed by the Board of Directors from time to time which are consistent with such position and the other terms hereof. You agree to devote the majority of your business time to the business of the Company; provided that you may
                                                      -------- ----
serve on the Boards of Directors or act as an officer of other companies and as an active investor, as well as participate in charitable and other non-profit endeavors, provided that such service and/or participation does not violate the provisions of Section 5 of this Agreement and does not cause you to fail substantially to perform your duties under this Agreement.

2.  Term of Employment.
    ------------------

     (a) Term; Termination.  Your employment shall be governed by this
         -----------------
     Agreement, commencing as of the Effective Date and continuing through December 31, 2003; provided, however, that this Agreement may be renewed upon the written agreement of the parties for additional periods of no more than three years each thereafter (the original period and any successive renewal thereof, if any, being hereinafter referred to as the "Term"). If this Agreement is not renewed pursuant to this Section or if the parties fail to negotiate a new agreement, your employment by the Company will terminate at the end of the Term. Notwithstanding the foregoing, your employment hereunder may be terminated upon any of the following:

          (i)  immediately upon your death;
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          (ii)  by the Company:

               (A) following your failure, due to illness, accident or any other physical or mental incapacity, to perform the services provided for hereunder for an aggregate of ninety (90) days within any period of one hundred and twenty (120) consecutive days during the term hereof;

               (B) for Cause or by a Constructive Termination (each as hereinafter defined); or

               (C)  without Cause; or

          (iii) by you, voluntarily upon ninety (90) days' prior written notice to the Company.

     Subject to Section 3 hereof, the right of the Company to terminate your employment hereunder, to which you hereby agree, shall be exercisable by written notice sent to you by the Company and shall be effective as of the date of such notice. The termination of your employment for any reason shall not result in the termination of your covenants and obligations under
     Section 5 hereof.

     (b) Definition of "Cause".  Termination of your employment by the Company
         ---------------------
     shall constitute a termination for "Cause" if such termination is for one or more of the following reasons:

          (i) any action or omission by you involving willful misconduct or gross negligence which causes material harm to the Company; or

          (ii) your conviction of a felony, in connection with the performance of your duties and responsibilities hereunder or which otherwise materially and adversely affects your ability to perform such duties and responsibilities or materially and adversely affects the business or reputation of the Company.

     (c) Definition of "Constructive Termination".  As used herein, a
         ----------------------------------------
     "Constructive Termination" shall mean, in each case followed by the written notice provided for in the immediately following sentence, (i) a diminution by the Company in your authority, functions, duties or responsibilities with the Company, including but not limited to the appointment, election or other engagement of any person in an executive capacity to whom you are requested or directed by the Board of Directors to report or who, without being subordinate to you and subject to your direction, is authorized or directed by the Board of Directors to perform any of the functions previously performed by you or who is authorized or directed to supervise or have report to such other person any employee or employees of the Company who previously you supervised or had report to you or your subordinates; (ii) a Change of Control (as defined below); (iii) a failure by the Company to obtain an assumption of this Agreement by a successor in accordance with Section 10(e); (iv) a change in the principal location of the performance of your duties and responsibilities to a location outside the Washington, D.C. greater metropolitan area; (v) a failure to be retained as a member of the Board of Directors of the Company; or (vi) a failure by the Company to pay any material amount due to you pursuant to the terms of this Agreement within a reasonable time after it becomes due, except for an inadvertent error to make such payment. After the occurrence or existence of a Constructive Termination, you may give written notice to the Company thereof, upon which the Company shall be deemed to have effected such a Constructive Termination, with the effects provided for in Section 2(e), Sections 3(b), (d), (h), (i), and (j), and
     Section 4(b).

     (d) Definition of "Change of Control".  As used herein, a "Change of
         ----------------------------------
     Control" shall be deemed to have occurred upon the occurrence of any of the following:

          (i) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company;

          (ii) any consolidation or merger of the Company (including, without limitation, a triangular merger) where the existing shareholders immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of the combined voting power of all the outstanding securities of the corporation issuing cash or securities in the consolidation or merger; or

          (iii) any "person," as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (or any successor provision) (the "Exchange Act") (other than the Company, any employee benefit plan of the Company or any entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), together with all "affiliates" and "associates" (as such terms are defined in Rule 12B-2 under the Exchange Act or any successor provision) of such person, shall become the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provision), directly or indirectly, of securities of the Company representing in the aggregate (A) in the event the Company is not a "Reporting Company" (meaning a Company that is subject to the reporting requirements of the Exchange Act and has registered shares of a class of equity securities pursuant to Section 12(g) or 12(b) of the Exchange Act), fifty percent (50%) or more or
          (B) in the event the Company is a Reporting Company, twenty percent (20%) or more of either (1) the then outstanding shares of Common Stock of the Company or (2) the combined voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of the Board of Directors of the Company including pursuant to a consolidation or merger of the Company to which clause (ii) does not apply.

     (e) Actions Upon Termination.  Upon termination of your employment with the
         -------------------------
     Company for any reason, you shall cease holding yourself out as an employee of the Company and shall thereafter refrain from taking any action purportedly on behalf of the Company.

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3.  Compensation.
    ------------

     (a) Annual Compensation.  In consideration for your services under this
         -------------------
     Agreement, you shall be paid a salary at the annual rate of three hundred thousand dollars ($300,000) (your "Base Salary"), payable in such installments as the Company generally pays salary to its employees, less any amounts required to be withheld under applicable law. Your Base Salary shall be reviewed by the Board of Directors or the Compensation Committee thereof annually, within ninety (90) days after calendar yearend, and shall be increased as the Board or such committee may determine in its sole discretion, effective as of January 1 of each year during the Term.

     (b) Annual Incentive Bonus.  In addition to the foregoing, you shall be
         ----------------------
     eligible to receive an annual incentive bonus of up to one hundred thousand dollars ($100,000), such bonus to be paid in quarterly installments in the first year of the Term and annually thereafter in such amounts as the Board of Directors or Compensation Committee or their designee may determine in its sole discretion in recognition of your performance and that of the Company in accomplishing such performance goals as the Board of Directors or Compensation Committee or its designee may establish within ninety (90) days of the beginning of each calendar year of the Term (any such annual incentive bonus is hereinafter referred to as your "Annual Incentive Bonus"), provided that, nothing in this Section shall prevent the Board
              -------------
     from providing an Annual Incentive Bonus of greater than $100,000 if in its sole discretion it determines that such increased bonus is warranted. In the event that the Board fails to establish any performance goals for you within such ninety day period, your Annual Incentive Bonus for that year shall be calculated as though you accomplished the performance goals. Upon any termination of your employment by the Company without Cause or by a Constructive Termination, by the parties' failure to extend the Term, or by the parties' failure to enter into another mutually acceptable agreement or due to the expiration of the Term, you shall receive the maximum amount of the Annual Incentive Bonus for that year. At all times, the amount of the Annual Incentive Bonus and the criteria on which the Annual Incentive Bonus is based are at the sole discretion of the Board of Directors or Compensation Committee or their designee.

     (c) Stock Option Eligibility.  You shall be eligible to participate in all
         ------------------------
     equity compensation plans of the Company to the extent the Company has instituted such plans, limited to stock option plans, restricted stock plans and stock purchase plans, which are available to other executives of the Company, provided that your participation and the details of such
                  -------------
     participation in each plan are approved by the Compensation Committee.

     (d) Termination Without Cause or by a Constructive Termination.  In the
         ----------------------------------------------------------
     event your employment shall be terminated during the Term by the Company without Cause or by a Constructive Termination, you shall be entitled to receive payment of an amount equal to twelve (12) months of your annual Base Salary in effect immediately prior to such termination plus your Annual Incentive Bonus for such calendar year in accordance with Section 3(b). Such payments shall be made by the Company in a lump-sum payment within a reasonable time (but not later than thirty (30) days after such termination) and shall be less any applicable federal, state, local or other employment-related deductions. Notwithstanding any termination of your employment, you shall continue to be bound by the provisions of
     Section 5 of this Agreement. The Company shall have no obligation to make or continue any payment pursuant to this Section unless you are in material compliance with your obligations under Section 5 and have signed the Release as set forth in Section 3(j).

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     (e)  Termination with Cause or by You during Term. In the event your
          --------------------------------------------
     employment shall be terminated during the Term by the Company for Cause or by you voluntarily (which shall not include any Constructive Termination), no further compensation or benefits of any kind shall be payable or provided to you hereunder, except for any salary and any health insurance benefits accrued as of the date of termination or required by applicable law; provided, however, that you shall continue to be bound by the terms and conditions of this Agreement.

     (f) Terminations Due to Death or Disability.  In the event your employment
         ---------------------------------------
     shall be terminated by the Company due to your death or disability during the Term, you or your estate, as the case may be, shall be entitled to receive any salary and benefits accrued as of the date of termination; provided that, in the event of your disability, you shall also be entitled to receive certain disability insurance payments in accordance with the Company's disability insurance policies then in effect. The Company shall have no other obligations to you under such circumstances except as set forth in the preceding sentence.

     (g) Expiration Occasioned by Company.  If the Company determines under
         --------------------------------
     Section 2(a) above that the Term shall not be extended despite your desire to extend such Term or the parties fail to enter into another mutually acceptable agreement, and, subject to any earlier termination of this Agreement in accordance with its terms, in which case this Section 3(g) shall not apply, you shall be entitled to receive payment of an amount equal to twelve (12) months of your annual Base Salary then in effect immediately prior to such termination plus your Annual Incentive Bonus for such calendar year in accordance with Section 3(b). Such payments shall be made by the Company in a lump-sum payment within a reasonable time (but no later than thirty (30) days after such termination) and shall be less any applicable federal, state, local or other employment-related deductions. Furthermore, if the Company decides not to extend the Term, then you shall be entitled to the continuation of benefits set forth in Section 3(i). The Company shall have no obligation to make or continue any payment pursuant to this Section unless you are in material compliance with your obligations under Section 5 and have signed the Release as set forth in Section 3(j).

     (h) Effect of Termination upon Equity Compensation.  In the event your
         ----------------------------------------------
     employment is terminated without Cause or by a Constructive Termination, any options then held by you and not then vested shall accelerate and become immediately exercisable and any restrictions or repurchase rights in favor of the Company with respect to any restricted stock then held by you shall terminate and such shares, if you hold any, shall no longer be subject to repurchase by the Company, if they had been so subject previously. In the event of the termination of your employment by the Company or by you other than as set forth in the preceding sentence or the expiration of this Agreement, the vesting of any options and restricted stock then held by you shall be as set forth in the agreements governing such options and restricted stock. The Company shall have no obligation to accelerate such options unless you are in material compliance with your obligations under Section 5 and have signed the Release as set forth in
     Section 3(j).

     (i) Continuation of Benefits.  In the event your employment hereunder is
         ------------------------
     terminated either by you except pursuant to Constructive Termination or by the Company with Cause during the Term, then you may continue your medical and dental benefits pursuant to the Consolidated

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

     Omnibus Budget Reconciliation Act of 1985 ("COBRA") at your own cost. If your employment hereunder is terminated during the Term by the Company without Cause or as set forth in Section 3(g) or by a Constructive Termination, and you choose to continue your benefits pursuant to COBRA, the Company will pay the cost of the medical and dental premiums for a period of twelve (12) months, after which you may continue the benefits at your own cost for the period of time required by COBRA. The Company shall have no obligation to pay the cost of the medical and dental premiums unless you are in full compliance with your obligations under Section 5 and have signed the Release as set forth in Section 3(j).

     (j) Waiver and Release of Claims.  The Company's obligation to accelerate
         ----------------------------
     your options or make any payments pursuant to Sections 3(d), (g), (h) or
     (i) of this Agreement shall be conditioned upon your agreement to sign a Release substantially in the form attached hereto as Exhibit A on or within
                                                          ---------
     ten (10) days of your receipt of the Company's written request to do so.
     In the event that you fail to or choose not to sign such Release within the time period set forth in the previous sentence, the Company shall have no obligation to make such payments or accelerate your options if such acceleration otherwise would be required by the terms of the Stock Option Agreement relating to the terminations by the Company without Cause or by a Constructive Termination.

4.  Benefits and Reimbursement of Expenses.
    ---------------------------------------

     (a) Vacation.  You shall be entitled to four (4) weeks of paid vacation
         --------
     leave per year, which will accrue on a pro rata basis. Upon termination of employment, the Company shall pay you only for earned but unused vacation time up to a maximum of four (4) weeks.

     (b) Office Equipment and Services.  You shall also be entitled to have
         -----------------------------
     installed at an office in your home such computer and communications equipment and associated services, and you shall be furnished with such mobile equipment and associated services, all at Company expense, as are reasonably necessary for you to perform your functions whether you are on the Company's premises, at home or traveling or at another location, which equipment and services shall be subject to upgrade so as at all times to constitute state-of-the art computing and communications fixed-site and mobile facilities for senior executives at leading information technology companies in the United States. Such equipment and services shall initially include at least the equipment and services set forth on Schedule A hereto. Upon the termination of your employment by the Company without Cause or by a Constructive Termination or upon the expiration of the Term of this Agreement, you shall be entitled to assume any leases or contracts for such equipment and services which the Company had been obligated to provide, all at your expense following the twelve-month period of continued benefits provided for in Section 3(i), during which twelve-month period the Company shall continue timely to make all payments therefor; and you shall also be entitled at any time after such termination or the expiration of the Term of this Agreement and during such twelve-month period to purchase at its depreciated value any of such equipment which the Company then owns and has previously provided to you. In the event that you choose not to assume such leases or contracts at the end of the twelve-month period, you will return all such computer and communications equipment to the Company.

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

     (c) Benefits.  In connection with your employment hereunder, you shall be
         --------
     entitled to participate in any employee benefit plans which the Company provides or may establish for the benefit of its senior executive employees generally (including, without limitation, any group life, health, dental and other insurance plans).

     (d) Reimbursement of Expenses.  You shall be entitled to reimbursement for
         -------------------------
     all ordinary and reasonable out-of-pocket business expenses, including but not limited to air travel (which shall be coach class but may be upgraded to business class for any flights greater than two hours in duration) and hotel accommodations, which are reasonably incurred by you in furtherance of the Company's business, and otherwise in accordance with reasonable policies adopted from time to time by the Company.

5.  Nondisclosure, Noncompetition, Nonsolicitation and Assignment of Work
    ---------------------------------------------------------------------
    Product.
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     (a)  Protected Information.
          ---------------------

          (i)  During your employment with the Company and for a period of five
          (5) years after termination of such employment, you will not at any time, for any reason whatsoever (other than as necessary and proper to promote and advance the business of the Company), reveal to any person, association or company any confidential information concerning the organization, including, but not limited to, information about employees; sales and marketing operations; corporate reorganization, merger, consolidation; sales or marketing plans and strategies; pricing policies; vendor, customer or client lists and accounts; the business, finances or financial information, technology, formulae, research, development, models, computer programs, designs, descriptions, blueprints, data, information, or the existence or betterment of possible new uses or applications for any product or service, of the Company or of any of its customers, clients, supplies, consultants, licensees, or others with which the Company does business ("Business Partners") so far as you may have come or may come to know of them through your performance of your duties to the Company, except
          (i) as may be required in the ordinary course of performing your duties as an employee of the Company, or (ii) as may be disclosed generally in the public domain through no fault of yours, or (iii) as required by law. You agree that you shall keep secret all such matters entrusted to you and shall not use or attempt to use any such information in any manner for your private purposes or in any manner which may injure or cause loss to the Company, whether directly or indirectly.

          (ii) During your employment and at anytime thereafter, you will not at any time, for any reason whatsoever (other than as necessary and proper to promote and advance the business of the Company), reveal to any person, association or company any Trade Secrets/1/ of the Company, including but not limited to Trade Secrets regarding Company software, customer lists, plans, documents, technology, formulae, research, development, models, computer programs, designs, descriptions, blueprints, data, or financial or other business information except (i) as may be required in the ordinary course of performing your duties as an employee of the Company, or (ii) as may be disclosed generally in the public domain through no fault of yours, or (iii) as required by law. You agree that you shall keep secret all such matters entrusted to you and shall not use or attempt to use any such information in any manner for your private purposes or in any manner which may injure or cause loss to the Company, whether directly or indirectly.

--------------------------------
/1//   For the purposes of Section 5, the term "Trade Secrets" shall be given its broadest interpretation under Virginia law and shall include, but not be limited to, information, including a formula, pattern, compilation, program, device, method, technique or process, that: (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

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

     (b)  Prohibited Competition.
          -----------------------

          (i) Certain Acknowledgments and Agreements.  You acknowledge and agree
              --------------------------------------
          that another entity will be deemed competitive with the business of the Company if the business or any line of business of such entity is principally the development of Internet-oriented electronic commerce software which has core functionality which is substantially similar to the core functionality of the Company's Internet-oriented electronic commerce software, and/or the marketing and/or selling of such substantially similar software, but not otherwise (such business or line of business hereinafter referred to as "Restricted Business," and any such competitive entity hereinafter referred to as a "Competitor"). You further acknowledge and agree that, during the course of your performing services for the Company, the Company will furnish, disclose and otherwise make available to you confidential and proprietary information related to the Company's business. You also acknowledge that such confidential and proprietary information has been developed and will be developed by the Company through the expenditure by the Company of substantial time, effort and money.

          (ii) Covenants Not to Compete.  Except as otherwise provided herein,
               ------------------------
          during the Term and for a period of one (1) year following the termination or expiration of your employment with the Company (provided that, in the event of the termination of your employment by the Company without Cause or by a Constructive Termination, or the expiration of the Term occasioned by the Company, you shall have received the lump-sum payment provided for in Section 3(d) or Section 3(g), as applicable):

               (A) for yourself or on behalf of any other person or entity, directly or indirectly, either as principal, agent, stockholder, employee, consultant, representative or in any other capacity, own, manage, operate or control, or be employed by, engage in or have a financial interest in any Competitor in any geographic area in which the Company is then doing business (the "Restricted Territory"), provided that nothing herein shall prohibit you from
                            -------------
               working or otherwise having an interest in a line of business of a Competitor that does not constitute Restricted Business, and further provided that nothing contained herein shall preclude you
               ---------------------
               from purchasing or owning securities of any Competitor if such securities are publicly traded and if your holdings do not exceed two (2%) percent of the outstanding voting securities of such entity; or

               (B) either individually or on behalf of or through any third party, directly or indirectly, solicit or attempt to solicit any other employee of or consultant to the Company to leave such employee's or consultant's employment or consultancy with the Company, except that this provision shall not prohibit you from soliciting or attempting to solicit any family member to leave employment or consultancy with the Company.

     (c)  Assignment of Work Product.
          --------------------------

          (i) Any and all right of interest that you may develop in any designs, inventions, original works of authorship, innovations, improvements, developments, modifications, know-how, technology, process, management reports, internal reports and memoranda, customer lists, marketing plans or pricing policies, whether or not patentable ("Employee Work Product"), that you conceived, reduced to practice, devised, developed, or incorporated in Company products or services, either alone or jointly, or to which you otherwise contributed during the term of your employment, insofar as it may directly or indirectly relate to or arise out of employment with the Company or the use of Company resources ("Company Work Product") are the sole, absolute and exclusive property of the Company, and you will promptly make a complete disclosure of all Company Work Product to the Company. You hereby assign to the Company all rights in all Company Work Product.

          (ii) You expressly acknowledge and agree that you have disclosed to the Company in writing prior to signing this agreement any and all designs, inventions, original works of authorship, innovations, improvements, developments, modifications, know-how, technology, process, management reports, internal reports and memoranda, customer lists, marketing plans or pricing policies which may be similar to or conceivably could be used in or in relation to Company products or services (collectively "Intellectual Property"). The Company acknowledges that you are the holder of certain inventions which are not assigned to the Company and which remain solely your property, including but not limited to any thereof held by Convergence, Inc., a Vermont corporation owned by you.

               (A) You agree that you will not incorporate into any work performed for the Company any such Intellectual Property without the express written permission of OneSoft, and, with respect to any Intellectual Property that is incorporated into any work performed for the Company with the Company's express written permission, you hereby grant to the Company a royalty-free, irrevocable license throughout the world to use, disclose, publish, translate, reproduce, deliver, perform, dispose of, and to authorize others so to do, all such Intellectual Property.

               (B) With respect to any Intellectual Property which you have not disclosed to the Company pursuant to this Section 5(c)(ii) but which is incorporated into Company products or services or brought to the Company for use in the Company products or services or which you have disclosed to the Company but incorporated into work performed for the Company without the Company's express written permission, you hereby assign to the Company all rights in all such Intellectual Property in accordance with Section 5(c)(i).

         (iii) At the request and expense of the Company but without charge to the Company, you will do all acts and things as may be necessary to confirm and vest the entire right, title and interest in the Company Work Product in the Company and to secure to the Company full protection of the same, including without limitation, the execution and delivery of assignments, patent applications and other documents or papers, whether during your employment with the Company or any time after termination of employment. In order to confirm the Company's rights, you also will assign to the Company any and all copyrights and reproduction rights to any written material prepared by you in connection with your employment.

          (iv) Except as specified in Section 5(c)(ii) and/or materials in the public domain, all Employee Work Product furnished by you to the Company will be Company Work Product and will not to the best of your knowledge or belief violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm or corporation.

     (d)  Works Made For Hire.  All original works of authorship and other such
          -------------------
          Work Product which are made by you (solely or jointly with others) within the scope of your employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C. Section 101).

     (e) Reasonableness of Restrictions.  You further recognize and acknowledge
         ------------------------------
     that (i) the types of employment which are prohibited by this Section 5 are narrow and reasonable in relation to the skills which represent your principal basis of employability with the Company and with other prospective employers, and (ii) the temporal and specific but broad geographic scope of the provisions of this Section 5 are reasonable, legitimate and fair to you, and necessary to protect the legitimate interests of the Company.

     (f) Survival of Acknowledgments and Agreements.  Your acknowledgments and
         ------------------------------------------
     agreements set forth in this Section 5 shall survive the expiration or termination of this Agreement and the termination of your employment with the Company for any reason.

6.  Disclosure to Future Employers.  You agree that you will provide, and that
    -------------------------------
the Company may similarly provide in its discretion, a copy of the covenants contained in Section 5 of this Agreement to any enterprise which you may, directly or indirectly, own, manage, operate, finance, join, control or in which you participate in the ownership (other than ownership of less than 5% of a publicly traded company), management, operation, financing, or control, or with which you may be involved as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise.

7.  Records.  Except as provided in Section 4(b) hereof, upon termination of
    --------
your relationship with the Company or the expiration of the Term of this Agreement, you shall deliver to the Company any property of the Company which may be in your possession, including products, materials, computer disks, memoranda, notes, records, reports, or other documents, including but not limited to all copies of the same.

8.  Indemnification.  During the period of your employment hereunder and
    ----------------
thereafter, the Company will indemnify you in your capacity as an officer, director or employee of the Company or any Affiliate thereof to the maximum extent permitted under applicable state law and the Company's By-laws, and, without limiting the foregoing, the Company will pay and advance (without regard to your ability to repay such advancement) all attorneys fees and expenses incurred by you in accordance with Section 145(e) of the Delaware General Corporation Law.

9.  No Conflicting Agreements.  You hereby represent and warrant that you have
    -------------------------
no commitments or obligations inconsistent with this Agreement and you hereby agree to indemnify and hold the Company harmless from and against loss, damage, liability or expense arising from any claim based upon circumstances alleged to be inconsistent with such representation and warranty.

10.  General.
     --------

     (a) Notices.  All notices, requests, consents and other communications
         -------
     hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) sent by nationally recognized overnight courier service, (iii) made by facsimile transmission, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid:

        If to the Company:   OneSoft Corporation
                             1505 Farm Credit Drive
                             McLean, VA 22102
                             Attn:  Chairman of the Board

        with a copy to:      Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                             One Financial Center
                             Boston, MA 02111
                             Attn:  Robert M. Gault, Esquire

        If to you:           James W. MacIntyre, IV

        With a copy to:      George F. Albright, Jr.
                             Shaw Pittman
                             1676 International Drive
                             McLean, VA 22102

     All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by registered mail, on the fifth business day following the day such mailing is made.

     (b) Entire Agreement.  This Agreement embodies the entire agreement and
         ----------------
     understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

     (c) Modifications and Amendments.  The terms and provisions of this
         ----------------------------
     Agreement may be modified or amended only by written agreement executed by the parties hereto.

     (d) Waivers and Consents.  The terms and provisions of this Agreement may
         --------------------
     be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

     (e) Parties.  This Agreement is personal and shall in no way be subject to
         -------
     assignment by you except as contemplated hereby. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns either by merger, operation of law, consolidation, assignment, purchase or other acquisition of a controlling interest in the business of the Company, and shall be binding upon and shall inure to your benefit and that of your heirs, executors, administrators, personal and legal representatives, distributees, devisees, legatees, successors and permitted assigns. If you should die while any amounts would still be payable to you hereunder (other than amounts to which you would be entitled by reason of continued employment), all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisees, legatees or other designee or, if there be no such designee, to your estate. The Company agrees that a successor in interest by merger, operation of law, consolidation, assignment, purchase or other acquisition of a controlling interest in the business of the Company will be informed prior to such event of the existence of this Agreement. The Company shall require any such successor (whether direct or indirect, by purchase, merger, operation of law, consolidation, assignment or otherwise of a controlling interest in the business, stock or other assets of the Company) to assume expressly and agree to perform this Agreement.

     (f) Governing Law.  This Agreement and the rights and obligations of the
         -------------
     parties hereunder shall be construed in accordance with and governed by the law of the Commonwealth of Virginia, without giving effect to the conflict of law principles thereof.

     (g) Dispute Resolution.  Any dispute arising with respect to this Agreement
         ------------------
     shall be submitted to arbitration in the greater Washington, D.C. metropolitan area under the rules of the American Arbitration Association (the "AAA") before a single arbitrator jointly selected by the parties or, if they shall not have agreed on an arbitrator within (10) days after receipt by one of them of written notice from the other of the existence of a dispute, a single arbitrator selected by the AAA in accordance with its rules. The decision of the arbitrator shall be final and binding on the parties. Each party hereto shall pay its or their own expenses incident to the negotiation, preparation and resolution of any controversy or claim arising out of, or related to, this Agreement, or the breach thereof, provided, however, the Company shall pay and be solely responsible for any attorneys' fees and expenses and court or arbitration costs incurred by the Employee as a result of a claim that the Company has breached or otherwise failed to perform this Agreement or any provision hereof to be performed by the Company if the Employee prevails in the contest in whole or in part.

     (h) Severability.  In the event that any arbitrator or court of competent
         ------------
     jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be invalid or unenforceable in any respect, then such provision shall be deemed limited to the extent that such arbitrator or court deems it valid and enforceable, and as so limited shall remain in full force and effect. In the event that such arbitrator or court shall deem any such provision, or portion thereof, wholly invalid or unenforceable, the remaining provisions, or portions of such provision, of this Agreement shall nevertheless remain in full force and effect.

     (i) No Waiver of Rights, Powers and Remedies.  No failure or delay by a
         ----------------------------------------
     party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

     (j) Interpretation.  The parties hereto acknowledge and agree that: (i)
         --------------
     each party and its or his counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

     (k) Counterparts.  This Agreement may be executed in one or more
         ------------
     counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If the foregoing accurately sets forth our agreement, please so indicate by signing and returning to us the enclosed copy of this letter, whereupon this letter shall become a binding agreement between us, under seal, as of the date first written above.

                                    Very truly yours,

                                    ONESOFT CORPORATION

                                    By: /s/ Paul D. Economon
                                        --------------------
                                        Paul D. Economon
                                        Corporate Secretary and General Counsel

ACCEPTED AND AGREED TO:


/s/ James W. MacIntyre, IV
--------------------------
James W. MacIntyre, IV

3/7/2000
--------------------------
Date

                                   EXHIBIT A
                                   ---------

                                    RELEASE

In consideration of the payments ("Severance Pay") to be made by OneSoft Corporation (the "Company") pursuant to Section 3 of my Employment Agreement which I entered into with the Company on ________________ __, 2000, I, James MacIntyre, IV, hereby agree and acknowledge as follows:

I hereby waive my right to assert any form of legal claim against the Company/2/ whatsoever for any alleged action, inaction or circumstance existing or arising from the beginning of time through ________________(the "Separation Date"). My waiver and release herein is intended to bar any form of legal claim, charge, complaint or any other form of action (jointly referred to as "Claims") against the Company seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages or any other form of monetary recovery whatsoever (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys fees and any other costs) against the Company, for any alleged action, inaction or circumstance existing or arising through the "Separation Date".

Without limiting the foregoing general waiver and release, I specifically release the Company from and waive my right to bring any Claim arising from or related to my employment relationship with the Company or the termination thereof, including, without limitation:

     **   Claims under any state or federal discrimination, fair employment practices or other employment related statute, regulation or executive order (as they may have been amended through the Change in Status Date) prohibiting discrimination or harassment based upon any protected status including, without limitation, race, national origin, age, gender, marital status, disability, veteran status or sexual orientation. Without limitation, specifically included in this paragraph are any Claims arising under the federal Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Civil Rights Acts of 1866 and 1871, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Americans With Disabilities Act and any similar Virginia or other state statute.

     ** Claims under any other state or federal employment related statute, regulation or executive order (as they may have been amended through the Separation Date) relating to wages, hours or any other terms and conditions of employment. Without limitation, specifically included in this paragraph are any Claims arising under the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, the National Labor Relations Act, the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) and any similar Virginia or other state statute. Also included in this paragraph are Claims arising under the Employee Retirement Income Security Act of 1974 except to the extent that I am not aware of a dispute with respect to such Claim and could not reasonably be aware of a dispute with respect to such Claim as of the date of execution of this Release.

-----------------------------
/2/ For the purposes of this Release, the parties agree that the term "Company" shall include OneSoft Corporation, its divisions, affiliates, parents and subsidiaries, and its and their respective officers, directors, employees, agents and assigns.

     ** Claims under any state or federal common law theory including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence.

     **  Any other Claim arising under local, state or federal law.

     The foregoing release does not release the Company from its obligation to indemnify me in accordance with Section 8 of the Employment Agreement.

Signed this __ day of ___________, 20__,



___________________________________
James MacIntyre, IV